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                                                FILED PURSUANT TO RULE 424(b)(3)
                                                     REGISTRATION NO. 333-45443



                             PROSPECTUS SUPPLEMENT
                            DATED SEPTEMBER 10, 1998
                     TO THE PROSPECTUS DATED APRIL 10, 1998


                       ALTERNATIVE LIVING SERVICES, INC.

     Alternative Living Services, Inc. (the "Company") has prepared this Prospectus Supplement to update certain information included in the Company's Prospectus dated April 10, 1998 relating to the Company's $35,000,000 aggregate principal amount of Convertible Subordinated Debentures due 2006 (the "Debentures") issued in a private placement on May 17, 1996 and the 1,717,217 shares of common stock, $.01 par value, of the Company that are issuable upon conversion of the Debentures, subject to adjustment under certain circumstances.

     The table set forth in the Prospectus under the caption "SELLING SECURITYHOLDERS" is hereby supplemented as follows:



                                                 PRINCIPAL           PRINCIPAL
                                                  AMOUNT              AMOUNT
                                                    OF                  OF
                                                 DEBENTURES         DEBENTURES        PERCENT OF
                                                BENEFICIALLY        THAT MAY BE       OUTSTANDING
                                                   OWNED               SOLD           DEBENTURES
NAME                                           -------------       ------------       -----------
----
McMahan Securities Company, L.P..............    $935,000            $935,000             2.7%